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EXHIBIT 15--LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors
AmSouth Bancorporation

  We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated November 7, 1994, relating to the unaudited consolidated interim financial statements of AmSouth Bancorporation and subsidiaries which are included in its Form 10-Q for the quarter ended September 30, 1994:

   Form S-8 No. 33-52243 pertaining to the assumption by AmSouth
            Bancorporation of FloridaBank Stock Option Plan and Stock
            Plan--1993;
   Form S-8 No. 33-52113 pertaining to the 1989 Long Term Incentive
            Compensation Plan;
   Form S-3 No. 33-50363 pertaining to the Debt Shelf Registration; Form S-8 No. 33-35218 pertaining to the 1989 Long Term Incentive
            Compensation Plan;
   Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation
            Thrift Plan;
   Form S-8 No. 33-9368 pertaining to the Long Term Incentive
            Compensation Plan;
   Form S-8 No. 33-2927 (as amended) pertaining to the Employee Stock
            Purchase Plan;
   Form S-8 No.  2-97464 pertaining to the Long Term Incentive
            Compensation Plan;
   Form S-3 No. 33-35280 pertaining to the Dividend Reinvestment and
            Common Stock Purchase Plan;
   Form S-8 No. 33-19016 pertaining to the Long Term Incentive
            Compensation Plan;
   Form S-8 No. 33-18653 pertaining to the 1987 Substitute Stock Option
            Plan; and
   Form S-3 No. 33-55683 pertaining to the Dividend Reinvestment and
            Common Stock Purchase Plan.
   Form S-4 No. 33-56053 pertaining to the acquisition of the Tampa
            Banking Company.

  Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.

                                          /s/ Ernst & Young LLP

November 7, 1994

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